EXHIBIT 16.1


MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

November 29, 2007

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:   Standard Drilling, Inc.

Dear Sir/Madam:

      We have read the statements included in Item 4 in the Form 8-K of Standard Drilling, Inc., to be filed on November 29, 2007 with the Securities and Exchange Commission and are in agreement with the statements pertaining to us contained within.

Very truly yours,

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, NV

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax:
(702)253-7501